UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 27, 2025

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value per Share	MSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 27, 2025, Motorola Solutions, Inc. (the “Company”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Silvus Technologies Group LLC (“Seller”) and Silvus Technologies Holdings Inc. (“Silvus”), pursuant to which the Company will acquire all of the issued and outstanding equity interests of Silvus, a company that designs and develops software-defined high-speed mobile ad-hoc network (MANET) technology (such transaction, the “Acquisition”). Under the terms of the Purchase Agreement, the Company has agreed to pay upfront consideration of $4.4 billion at closing, comprising (x) approximately $4.38 billion in cash, subject to customary adjustments for cash, net working capital, transaction expenses and indebtedness (“Closing Cash Consideration”), and (y) approximately $20 million in the form of restricted shares of common stock of the Company (“Company Common Stock”), par value $0.01 per share, to certain equityholders of Seller who are employees of Silvus. The terms of the Purchase Agreement also include the ability to earn earnout consideration following the achievement of certain financial targets of up to $150 million for the annual period from July 5, 2026 through July 3, 2027 and up to $450 million for the annual period from July 4, 2027 through July 1, 2028 (with the potential to receive a catch-up earnout consideration based on performance in the annual period from July 4, 2027 through July 1, 2028 if the maximum earnout for the annual period from July 5, 2026 through July 3, 2027 is not received). The earnout consideration, if any, will be made in shares of Company Common Stock.

The parties’ obligation to complete the Acquisition is subject to certain closing conditions customary for a transaction of this nature, including, among others: (i) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other regulatory approvals, (ii) absence of any law or order prohibiting the consummation of the Acquisition or any proceeding by a governmental authority pursuant to any antitrust or foreign direct investment laws that seeks to restrain, enjoin or prohibit the Acquisition, (iii) approval from the New York Stock Exchange for the listing of shares of Company Common Stock to be issued as restricted shares to certain equityholders of Seller who are employees of Silvus, (iv) subject to certain materiality thresholds, the accuracy of the representations and warranties made by the other party, (v) material compliance by the other party with its respective obligations under the Purchase Agreement, and (vi) in the case of the Company, the absence of a material adverse effect on Silvus.

The Purchase Agreement may be terminated by either the Company or Seller if the closing has not been consummated by November 28, 2025 (the “Outside Date”), except that the Outside Date will automatically be successively extended to February 27, 2026 and May 22, 2026 if specified required regulatory approvals for the Acquisition have not been obtained by what would otherwise be the Outside Date but all other conditions to the closing have been satisfied or waived (other than conditions that by their nature are to be satisfied at the closing). The Purchase Agreement may also be terminated in certain other circumstances, including (i) by either party if there is a final and nonappealable law or order preventing or otherwise making illegal the consummation of the Acquisition, (ii) by either party, subject to certain cure periods, if the other party is in breach of any of its representations, warranties, covenants or agreements under the Purchase Agreement that would cause the terminating party’s closing conditions with respect to the accuracy of such other party’s representations or compliance with covenants not to be satisfied, and (iii) by mutual written consent of the parties.

The parties have each made customary representations and warranties in the Purchase Agreement with respect to their respective businesses and ability to enter into and consummate the Acquisition. The parties have agreed under the Purchase Agreement to use their respective reasonable best efforts to consummate and make effective the Acquisition, including using reasonable best efforts to obtain regulatory approvals necessary for the completion of the Acquisition, subject to certain limitations. During the period between the signing of the Purchase Agreement and the closing of the Acquisition, Seller and Silvus have agreed to conduct the Silvus business in the ordinary course and to not take specified actions during such period.

The Purchase Agreement contains certain indemnification rights for the Company and Seller, subject to deductible amounts and caps in the case of certain indemnified matters. In connection with the signing of the Purchase Agreement, the Company has bound a customary representation and warranty insurance policy.

The Purchase Agreement also contemplates that, at the closing of the Acquisition, the Company and Seller will enter into a registration rights agreement, which sets forth customary registration rights for the resale of the shares of Company Common Stock to be issued as part of the earnout consideration.

A portion of the Closing Cash Consideration is expected to be funded based on financing commitments for $2.5 billion in term loans. In connection with its entry into the Purchase Agreement, the Company obtained commitments from Bank of

America, N.A., Mizuho Bank, Ltd. and Deutsche Bank for $2.5 billion senior unsecured delayed draw term loan facilities, comprised of a $750 million three-year term loan and a $1.75 billion 364-day facility (as may be extended in accordance with the terms thereof), subject to customary conditions. Such financing is expected to be ultimately replaced, in part, with a combination of new debt and cash on the balance sheet.

The foregoing does not constitute a complete summary of the terms of the Acquisition or the Purchase Agreement and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 attached hereto. The Purchase Agreement has been filed to provide investors and security holders with information regarding its terms. The Purchase Agreement is not intended to provide any other factual or financial information about the Company, Silvus, Seller or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures, and may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the Company, Silvus, Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The issuance of shares of Company Common Stock in connection with the Acquisition will be exempt from the registration requirements of the Securities Act of 1933, as amended, because such issuance will not involve a public offering.

Item 7.01	Regulation FD Disclosure

A press release and investor presentation relating to the Acquisition are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing of the Company, whether made before, on, or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Purchase Agreement, dated as of May 27, 2025, by and among Motorola Solutions, Inc., Silvus Technologies Group LLC and Silvus Technologies Holdings Inc.+

99.1	Press Release, dated May 27, 2025 by Motorola Solutions, Inc.*

99.2	Investor Presentation, dated May 27, 2025 by Motorola Solutions, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.
*	This exhibit is furnished pursuant to Item 7.01 of this Current Report on Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The Company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing the Company’s views as of any subsequent date. Readers are cautioned that such forward looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from the statements contained in this report. Such forward-looking statements include the Company’s expectations regarding the financing for the transaction. The Company cautions the reader that the risks and uncertainties, including those in Part I Item 1A of the Company’s 2024 Annual Report on Form 10-K and in its other U.S. Securities and Exchange Commission (“SEC”) filings available for free on the SEC’s website at www.sec.gov and on the Company’s website at www.motorolasolutions.com/investors, could cause actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by the Company and factors that may impact forward-looking statements include, but are not limited to, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) and the Company’s ability to close the transaction in the anticipated timeline or at all, successfully integrate and operate Silvus and realize the anticipated benefits of the proposed acquisition. The Company undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA SOLUTIONS, INC.

Dated: May 27, 2025	By:	/s/ Kristin L. Kruska
Name: Kristin L. Kruska Title: Corporate Vice President, Transactions, Corporate & Securities Law and Secretary